UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): September 26, 2000

                                     0-7349
                                     ------
                            (Commission File Number)


                                 eNote.com Inc.
                                 --------------
             (Exact name of registrant as specified in its charter)


                 Delaware                            59-3453153
                 --------                            ----------
      (Jurisdiction of Incorporation)    (IRS Employer Identification Number)

                 185 Allen Brook Lane, Williston, Vermont 05495
                 ----------------------------------------------
              (Address of registrant's principal executive office)


                                 (802) 288-9000
                                 --------------
                         (Registrant's telephone number)

Item 1.  Change in Control of Registrant

      eNote.com Inc. (the "Company") and John R. Varsames ("Varsames"), a former President, Chief Executive Officer and Director of the Company, entered into a transaction on September 26, 2000 (the "Transaction") that has resulted in a change in control of the Company. Varsames transferred 6,680,000 shares of the Company's Common Stock to the Company in exchange for (i) all of the assets of the Company's wholly-owned subsidiary WebATM, Inc. and (ii) subject to the rights of James D. Richards and Martine Richards, the Company's 55% equity interest in SolutioNet.com, Inc.

      As a result of the Transaction the Company's issued and outstanding Common Stock was reduced from 11,289,481 shares to 4,589,501 shares. This reduction in outstanding shares had a pro-rata increase in the percentage of voting control exercised by the remaining stockholders of the Company. Burton G. Friedlander, a significant stockholder of the Company, had his percentage of voting control increased from approximately 34% to 57% as a result of the Transaction. Mr. Friedlander has voting and investment control over all 5,000,000 shares of the Company's Convertible Preferred Stock, which is held by Friedlander International Limited and Friedlander Limited Partnership through their investment manager, Friedlander Capital Management Corp. of which Mr. Friedlander is the sole stockholder. Furthermore, Mr. Friedlander exercises voting and investment control over 461,500 shares of the Company's Common Stock. In addition, Mr. Friedlander controls (a) immediately exercisable warrants to acquire 2,000,000 shares of the Company's Common Stock at an exercise price of $1.00 per share, (b) warrants to acquire 2,000,000 shares of the Company's Common Stock at an exercise price of $2.50 per share, and (c) an 8% Convertible
Note in the principal amount of $250,000 which is convertible into the Company's Common Stock at the ratio of one share for every $2.50 of converted principal and interest; all of which if exercised and converted, as applicable, would increase Mr. Friedlander's voting control to an aggregate percentage amount equal to approximately 70%. All the figures in this report relating to Mr. Friedlander's ownership interest, except for the warrants to acquire 2,000,000 shares of Common Stock at $2.50 per share and the $250,000 Convertible Note, are based on a Statement on Schedule 13D filed by Mr. Friedlander and Friedlander Capital Management Corp. with the Commission on July 15, 1999 and a Form 4 amended as of March 9, 2000 provided by Mr. Friedlander and Friedlander Capital Management Corp., and the Company assumes no responsibility for the accuracy of such information.

      Prior to the Transaction, Mr. Varsames was the Company's largest single shareholder, having voting control over 43.59% of the Company's capital stock.

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

Item 2.     Disposition of Assets

      As part of the Transaction, the Company's subsidiary WebATM, Inc. transferred all its assets and, subject to the rights of James D. Richards and Martine Richards, the Company transferred all its equity interests in SolutioNet.com Ltd (collectively the "Transferred Assets") to John R. Varsames, a former President, Chief Executive Officer and Director of the Company. The consideration received by the Company in exchange for the Transferred Assets consisted of 6,680,000 shares of the Company's Common Stock. The net book value of the Transferred Assets was approximately $198,779 or 5.83% of the Company's total assets.

Item 5.  Other Matters

      Incorporated by reference to the Company's press release dated as of September 28, 2000 which is attached as Exhibit 99.1 to this report.


Item 7(c).        Exhibits

99.1  Press Release dated September 28, 2000.



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



                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                         ENOTE.COM INC.

                    By:  /s/ Richard W. Schaaf
                       ----------------------------
                             Richard W. Schaaf
                             Vice President


Date:  October 11, 2000




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



                                  EXHIBIT INDEX


Exhibit 99.1 Press Release dated September 28, 2000.







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


                                                                    Exhibit 99.1
                                                                    ------------

                                                           FOR IMMEDIATE RELEASE


                     ENOTE.COM INC ANNOUNCES CHANGES IN MANAGEMENT AND
                               BOARD OF DIRECTORS



WILLISTON, VT, September 28, 2000 - eNote.com Inc. (OTC Bulletin Board: ENOT), today announced changes to the management team and Board of Directors.

Following the appointment of George Horton, CEO of eNote International.com, as CEO of eNote.com Inc, the following management changes have been announced by the Company.

Erik Lundberg has been appointed Vice President of Information Technology. In this capacity, Mr. Lundberg will have responsibility for all IT aspects of both TVemailTM and the related infrastructure and support systems. Prior to joining eNote in May of this year, Mr. Lundberg held senior positions at Vertek Corporation and Borders Group.

Rick Schaaf has been appointed Vice President of Market Development. In addition to his responsibilities of directing the design and manufacture of the TVemail appliance, Mr. Schaaf will also oversee the development of strategic partnerships and coordinate all resulting technical and marketing activities. Prior to joining eNote, Mr. Schaaf held several senior marketing and product development positions at IBM.

Mark Boucher, Vice President of Finance, will assume responsibility for all financial and accounting matters, replacing Michael Grennan who has resigned as CFO and as a member of the Board of Directors. Mr. Boucher joined eNote in May of this year as Controller, coming from Fresh Connections where he was VP of Finance.

Mr. Horton  stated,  "Our primary focus is the worldwide  deployment of TVemail.


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

This new management team was selected on the basis of their technical and marketing experience, as well as their ability to deliver our product and services."

The company also announced today that John Varsames, former CEO of eNote.com, has resigned from the Board of Directors and exchanged 6.7 million shares of founder stock for certain non-strategic assets. Giving effect to this transaction, the Company now has approximately 4,589,000 shares of common stock and 5,000,000 shares of voting convertible preferred stock outstanding.

The Company also announced that Stanley Blau has resigned from the Board of Directors.

About eNote.com Inc.
eNote.com Inc. (OTC Bulletin Board: ENOT) is thecreator of TVemailTM, a low-cost network appliance that allows users to send and receive email, view Internet content and conduct e-commerce via their television and existing phone line. The product, a small set-top "mailbox" and wireless keyboard, gives users the ability to send and receive text e-mail and receive news and information, TV listings, weather and other useful content from the Internet. Through a patent pending EZ-ColorTM user interface, TVemail utilizes four color-coded buttons on the wireless keyboard that correspond with colored commands on the television screen. TVemail provides a very short learning curve for novice users who have no prior Internet or computer experience, helping eNote to fulfill its mission to make technology easily accessible and user-friendly.

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. In particular, any statements regarding expectations with respect to future product development or introductions, sales or profitability are subject to known and unknown risks, uncertainties and contingencies, many of which are beyond eNote.com's control, which may cause actual results, performance or achievements to differ materially from those projected or implied in such forward-looking statements. Factors that might affect actual results, performance or achievements include, among other things, eNote.com's ability timely and successfully to develop and market its products and to finance its operations in light of competitive pressures and technological factors as well as risks relating to eNote.com's corporate structure, financial resources, operations and technologies and to the internet and online commerce, generally. These factors are described in eNote.com's Securities and Exchange Commission filings, including its Quarterly Report on Form 10-Q filed August 15, 2000. eNote.com accepts no obligation to update these forward-looking statements and does not intend to do so.

More   information   about   eNote.com   Inc.   and  TVemail  can  be  found  at
http://www.enote.com or by contacting Julia Andrews at 802-288-9000.


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